EXHIBIT 99.1

E-WASTE COMMENCES ACQUISITION STRATEGY AND FINALIZES AGREEMENT TO ACQUIRE CSS/CPU

London, UK & Irvine, CA – June 28, 2011 – E-Waste Systems (OTC BB: EWSI) announced today that it signed a definitive agreement to purchase Laptop Service Center, LLC d/b/a Computer Systems Solutions, a Pennsylvania limited liability company (“CSS”), Surf Investments, Ltd. d/b/a CPU, a California corporation (“CPU”), a full life-cycle mobile computing resource. E-Waste Systems (EWSI) has recently reorganized its operations in order to launch the process of creating a market-leading, integrated business in the rapidly emerging Waste Electrical and Electronic Equipment (“WEEE”) industry, targeting businesses facing regulatory or other mandates for the handling of e-waste.

EWSI plans to acquire a select number of high-quality companies with strong management teams that have a shared commitment to helping customers achieve cost-effective and environmentally-responsible compliance with e-waste recycling and disposal requirements. EWSI will seek to leverage and extend its acquisitions’ established customer relationships by expanding the services offered to customers, applying best practices in professional management, and by investing in state-of-the-art recycling technology – creating what it hopes will be a truly global service provider in the e-waste sector.

Martin Nielson, Chairman & CEO, E-Waste Systems states, “We are extremely pleased to be able to announce the signing of this agreement and are honored by the prospects of working with Kimberly Crew of CSS/CPU. We believe the successful completion of this acquisition, along with other growth initiatives we are pursuing, will likely give us the qualifications needed to rapidly expand our global call to action, as well as seek a listing of our common stock on an exchange. We intend to prepare ourselves accordingly.”

Kimberly Crew, Founder and CEO, CSS/CPU states, “We are very pleased to announce that CSS/CPU has entered into a definitive acquisition agreement with E-Waste Systems, which should provide the combined company, following the successful closing of this transaction, with the opportunity to expand both breadth of services and geographic reach. We are excited by EWSI’s strategy, which is designed to provide end-of-life solutions for managing the electronics reverse logistics pipeline.”

The closing of this transaction is subject to certain conditions, including, but not limited to: (1) the parties obtaining certain authorizations, approvals and consents necessary to consummate the transaction, (2) the accuracy of the parties’ representations and warranties, and (3) material performance of all of the agreements and obligations of the parties. The agreement contains certain termination rights, including the right of either party to terminate the agreement if the closing has not occurred by September 23, 2011 (as long as the terminating party has performed its obligations under the agreement) and to terminate upon a material misrepresentation or breach by the other party. The agreement may also be terminated upon mutual written consent of the parties.

About E-Waste Systems:
From its headquarters in London, where e-waste regulations are the most stringent in the world, E-Waste Systems aims to be a leading provider of waste electric and electronic equipment processing services in key jurisdictions around the world. The e-waste sector represents a $55 billion industry as environmental legislation mandates that such waste can no longer be sent to landfill. Original equipment manufacturers, retailers and consumers are now responsible for end-of-life management of all e-waste. And, growing Corporate Social Responsibility drives requirements for highly compliant and professional solution providers. Currently, the collection and recovery industry is highly-fragmented and often unprofessional, creating an attractive opportunity for a buy, build, and upgrade strategy in the sector. To learn more, visit ewastesystems.com.

About CSS/CPU:
Founded by Kimberly Crew in 1990, Computer Systems and Solutions (Laptop Service Center), continues to provide outstanding value to customers in multiple vertical markets. CSS enjoys a consistently low turnover rate of employees that gives each office an opportunity to develop long-term relationships with its customers. Kimberly Crew’s success in business and commitment to her community has resulted in numerous awards, positions of direction, and memberships.

Forward-Looking Statement:
The statements in the press release that relate to the Company’s expectations with regard to the future impact on the Company’s results from acquisitions or actions in development are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those contained in such statements. Such risks, uncertainties, and factors include, but are not limited to, future capital needs, changes, and delays in product development plans and schedules, or market acceptance.

Media & Investor Relations Contact:
Adam J. Handelsman
Managing Director
Lippert/Heilshorn & Associates
212.201.6622
ahandelsman@lhai.com